UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2016 (September 30, 2016)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (414) 382-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, the Company entered into change of control agreements with Blake D. Moret, Theodore D. Crandall, Frank C. Kulaszewicz and Douglas M. Hagerman as well as certain other officers (the “Agreements”). The Agreements replace the Change of Control Agreements dated September 30, 2013 between the Company and the executives, which expired by their terms on September 30, 2016 (the “Old Agreements”). The Agreements become effective if there is a change of control of the Company on or after September 30, 2016 and before October 1, 2019. The terms and conditions set forth in the Agreements are substantially the same as those set forth in the Old Agreements (which are summarized in our most recent Proxy Statement dated December 14, 2015), except that the Agreements (i) clarify the timing of payment of severance for Section 409A purposes, (ii) change the timing for determination of the bonus component of the severance calculation, and (iii) limit and clarify the benefits to be provided to the executive after a termination of employment.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the Agreement with Mr. Moret and the form of Agreement with the other officers, copies of which are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Change of Control Agreement dated as of September 30, 2016 between the Company and Blake D. Moret.

99.2 Form of Change of Control Agreement dated as of September 30, 2016 between the Company and each of Theodore D. Crandall, Frank C. Kulaszewicz and Douglas M. Hagerman and certain other officers.

(Page 2 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: October 4, 2016

(Page 3 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Change of Control Agreement dated as of September 30, 2016 between the Company and Blake D. Moret

99.2	Form of Change of Control Agreement dated as of September 30, 2016 between the Company and each of Theodore D. Crandall, Frank C. Kulaszewicz and Douglas M. Hagerman and certain other officers

(Page 4 of 4 Pages)